As filed with the Securities and Exchange Commission on June 3, 1998
                                                Registration No. _______________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------


                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                           ---------------------------

                                PMC-SIERRA, INC.
             (Exact name of Registrant as specified in its charter)
                           ---------------------------

                          8555 Baxter Place, Suite 105
                            Burnaby, British Columbia
                                 Canada V5A 4V7
                                 (604) 415-6000
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                           ---------------------------


          Delaware                                             94-2925073
-------------------------------                         ----------------------
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                          Identification Number)


                          The Corporation Trust Company
                               1209 Orange Street
                           Wilmington, Delaware 19801
                                 (800) 677-3394
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                           ---------------------------

                                    Copy to:

                                  Neil J. Wolff
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                           Palo Alto, California 94304
                                 (650) 493-9300
                           ---------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.
|_|

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. |X|
                           ---------------------------

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


================================================================================

                         CALCULATION OF REGISTRATION FEE

        Title of Each               Amount         Proposed         Proposed Maximum     Amount of
     Class of Securities            to be       Maximum Offering       Aggregate       Registration
       to be Registered           Registered     Price Per Unit      Offering Price        Fee
------------------------------  -------------- ------------------ ------------------- --------------
Common Stock, $.001 par value       414,635         $38.53           $15,975,886.55      $4,712.89
------------------------------  -------------- ------------------ ------------------- --------------


     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.
--------------------------------------------------------------------------------

                             SUBJECT TO COMPLETION

                                   PROSPECTUS

                                 414,635 SHARES


                                PMC-SIERRA, INC.

                                  COMMON STOCK

         This Prospectus relates to an aggregate of 414,635 shares (the "Shares") of Common Stock, $0.001 par value per share ("Common Stock"), of PMC-Sierra, Inc. (the "Company"), which may be resold by the persons named herein (the "Selling Stockholders") to the public (the "Offering"). The Shares were issued to the Selling Stockholders on May 20, 1998 in connection with the merger ("Merger") of Integrated Telecom Technology, Inc. ("IgT") with and into PMC-Sierra (Maryland), Inc. ("Sub"), a Delaware corporation and wholly-owned subsidiary of Registrant, pursuant to an Agreement and Plan of Reorganization dated April 15, 1998 among the Company, Sub, IgT and Samsung Electronics Co., Ltd., a major stockholder of IgT. The issuance of the Shares was pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). The Shares are being registered under the Securities Act in order to permit the public resale or other distribution of the Shares.

         The Shares may be sold or distributed from time to time by or for the account of the Selling Stockholders through underwriters or dealers, through brokers or other agents, or directly to one or more purchasers, at market prices prevailing at the time of sale or at prices otherwise negotiated. The Company will receive no portion of the proceeds from the sale of the Shares offered hereby and will bear certain expenses incident to their registration. See "Selling Stockholders" and "Plan of Distribution."


                           ---------------------------


         The Common Stock of the Company is traded on the Nasdaq National Market ("Nasdaq") under the symbol "PMCS." On June 2, 1998, the last reported sales price for the Common Stock as reported by Nasdaq was $ 40.625 per share.

                           ---------------------------



         PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE MATTERS SET FORTH UNDER THE CAPTION "RISK FACTORS" LOCATED ON PAGE 3 OF THIS PROSPECTUS.


    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is _________, 1998

         NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, SUB, IGT OR THE SELLING STOCKHOLDERS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE
AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.


                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder, and, in accordance therewith, files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). These reports, proxy and information statements and other information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices located at Suite 1400, 500 West Madison Street, Chicago, Illinois 60661 and at Seven World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Commission at prescribed rates through its Public Reference Section at 450 Fifth Street, NW, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The SEC also maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The Common Stock is traded on the Nasdaq National Market. Information filed by the Company with Nasdaq may be inspected at the offices of Nasdaq at 1735 K Street, NW, Washington, D.C. 20006.

         The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act with respect to the Shares offered hereby (including all amendments and supplements thereto, the "Registration Statement"). This Prospectus, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. Statements contained herein concerning the provisions of certain documents are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference. The Registration Statement and the exhibits thereto can be inspected and copied at the public reference facilities and regional offices of the Commission and at the offices of Nasdaq referred to above.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents, which have been filed by the Company with the Commission pursuant to the Exchange Act, are incorporated by reference and made a part of this Prospectus: (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 28, 1997, as amended, and part of the Proxy Statement for the Company's 1998 Annual Meeting of Stockholders relating to directors and executive officers and security ownership; (ii) all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 28, 1997, specifically including the Company's Quarterly Report on Form 10-Q for the quarter ended March 29, 1998 and the Company's Current Reports on Form 8-K dated April 15, 1998 and May 20, 1998; (iii) all reports, definitive proxy statement and other documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the Offering; and (iv) all filings filed by the Company with the Commission pursuant to the Exchange Act after the date of filing the initial Registration Statement with the Commission and prior to effectiveness of the Registration Statement.

         Any statement contained in a document or information incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that also is, or is deemed to be, incorporated herein by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         THE COMPANY UNDERTAKES TO PROVIDE, WITHOUT CHARGE, TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A COPY OF THIS PROSPECTUS IS DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY AND ALL OF THE DOCUMENTS OR INFORMATION REFERRED TO ABOVE THAT HAS BEEN OR MAY BE INCORPORATED BY REFERENCE IN THIS PROSPECTUS (EXCLUDING EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE). REQUESTS SHOULD BE DIRECTED TO INVESTOR RELATIONS, PMC-SIERRA, INC., 8555 BAXTER PLACE, SUITE 105, BURNABY, BRITISH COLUMBIA, CANADA V5A 4V7. THE COMPANY'S TELEPHONE NUMBER AT THAT LOCATION IS (604) 415-6000.


                                   THE COMPANY

         PMC-Sierra, Inc. ("PMC" or the "Company") was incorporated in the State of California in 1983 and reincorporated into the State of Delaware in 1997. All references to "PMC" or the "Company" include the Company's subsidiaries, unless the context requires otherwise. The Company's principal executive office is located at 105-8555 Baxter Place, Burnaby, B.C., Canada V5A 4V7. The Company's telephone number at that location is (604) 415-6000. The Company's Common Stock trades on the Nasdaq National Market under the symbol "PMCS."

         The Company designs, develops, markets and supports high-performance semiconductor system solutions for advanced communications markets. The Company's products are used in broadband communications infrastructures and high bandwidth networks. The Company is a leading supplier of ATM, SONET/SDH, T1/E1 and D3/E3 integrated circuits in the communications infrastructure and networking markets and also provides fast ethernet integrated circuits to the networking markets. In August 1996 the Company announced its decision to exit the personal computer modem chipset business, to restructure its other non-networking products and focus on its networking products. All of the Company's modem products were disposed of in 1997. The Company's remaining non-networking products are still being sold but no development or follow-on products are planned.

                   SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

         Certain statements and information in this Registration Statement constitute "forward-looking statements" within the meaning of the federal securities laws. The actual results, performance, or achievements of the Company may be materially different from those expressed or implied by such forward-looking statements. The forward-looking statements include projections relating to trends in markets, revenues, particularly expectations of long-term revenues, gross margin, and future expenditures on research and development, marketing, general and administrative expense and the year 2000 issue. The
Company undertakes no obligation to release revisions to forward-looking statements to reflect subsequent events.

                                  RISK FACTORS

         An investment in the Shares involves a high degree of risk. In addition to the other information contained in this Registration Statement, before purchasing the Shares, prospective investors should carefully consider the risk factors described as "Factors Affecting Operating Results" in the Company's Quarterly Report on Form 10-Q for the quarter ended March 29, 1998 and in other documents subsequently filed with the Commission pursuant to Section 13 or 15 of the Exchange Act.

                                 USE OF PROCEEDS

         The Company will not receive any proceeds from the sale of the Shares but will pay all expenses related to the registration of the Shares. See "Plan of Distribution."

                              SELLING STOCKHOLDERS

         The Shares of the Common Stock of the Company are to be offered for the account of the Selling Stockholders. The following table sets forth the name of each Selling Stockholder, the aggregate maximum number of shares of Common Stock each Selling Stockholder may be entitled to out of the Shares, and the aggregate number of shares of Common Stock registered hereby that each Selling Stockholder may offer and sell pursuant to this Prospectus. All of the Shares offered are issued and outstanding as of the date of this Prospectus. Because the Selling Stockholders may sell or distribute all or a portion of the Shares at any time and from time to time after the date hereof, no estimate can be made of the number of shares of Common Stock that each Selling Stockholder may retain upon completion of the Offering. To the knowledge of the Company, all of the Selling Stockholders, except for Samsung, Yong Min Kim, Lee Lambert, Tom Scholl, Seung Hwa Yoo, Lisa Bellamy, Adrian Chan, Charles Gershman, Steven Lochner, Ashim Roy, Michael Russell, Srini Seetharam, Scott Shumate, Robert Smedley and Dinesh Venkatachalam, served as employees or consultants of IgT immediately prior to the Merger and currently serve as employees or consultants of Sub. Yong Min Kim, Lee Lambert, Tom Scholl and Seung Hwa Yoo served as directors of IgT prior to the Merger.

                                                                 Shares to be
                                       Shares Entitled to      Offered for the
                                          Prior to the             Selling
         Selling Stockholder                 Offering            Stockholder

Samsung Electronics Co., Ltd. (1)             327,271                327,271
Braun, Darren                                   1,182                  1,182
Chan, Adrian                                    7,255                  7,255
Chaudri, Imran                                  6,908                  6,908
Chien, Chi-Kai                                  1,689                  1,689
DiPretoro, Jr., Stanley                           179                    179
Gershman, Charles                                 630                    630
Haq, Nadeem                                       946                    946
Kim, Yong Min                                     900                    900
Lambert, Lee                                      900                    900
Lee, Jennifer                                   3,070                  3,070
Lee, Kenneth                                   19,753                 19,753
Lochner, Steven                                    90                     90
Menon, Raghavan                                 2,162                  2,162
Roy, Ashim                                      2,365                  2,365
Scholl, Tom                                       900                    900
Seetharam, Srini                                1,182                  1,182
Smedley, Robert                                 1,576                  1,576
Sprouse, Steven                                 1,970                  1,970
Tall, Gerald                                   11,258                 11,258
Tran, Buu                                         155                    155
Venkatachalam, Dinesh                             720                    720
Wai, Chi                                       11,514                 11,514
Werth, Gregory                                  9,160                  9,160
Yoo, Seung Hwa                                    900                    900
--------------                                -------                -------
TOTAL                                         414,635                414,635
---------------------------

(1)      As  of  June  2,  1998,  Samsung  Electronics  Co.,  Ltd.   ("Samsung")
         beneficially owns approximately 1.08% of the Company's Common Stock.

                              PLAN OF DISTRIBUTION

         The Shares may be sold or distributed from time to time by or for the account of the Selling Stockholders. The Selling Stockholders will act independently of the Company in making decisions with respect to their respective sales of the shares.

         The Selling Stockholders may sell or distribute some or all of the Shares from time to time through underwriters or dealers or brokers or other agents or directly to one or more purchasers, in transactions (which may involve block transactions) on Nasdaq, privately negotiated transactions or in the over-the-counter market, or in a combination of such transactions. Such transactions may be effected by the Selling Stockholders at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. Brokers, dealers, agents or underwriters participating in such transactions as agent may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders (and, if they act as agent for the purchaser of such shares, from such purchaser). Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Stockholders in connection with such sales.

         The Selling Stockholders and any such underwriters, brokers, dealers or agents that participate in such distribution may be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts, commissions or concessions received by any such underwriters, brokers, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. Neither the Company nor the Selling Stockholders can presently estimate the amount of such compensation. The Company knows of no existing arrangements between any Selling Stockholder and any other Selling Stockholder, underwriter, broker, dealer or other agent relating to the sale or distribution of the Shares.

         Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of any of the Shares may not simultaneously engage in market activities with respect to the Common Stock for a period of nine business days prior to the commencement of such distribution. In addition and without limiting the foregoing, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation Rules 10b-5, 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of any of the Shares by the Selling Stockholders. All of the foregoing may affect the marketability of the Common Stock.

         The Company will pay substantially all of the expenses incident to this Offering of the Shares by the Selling Stockholders to the public other than commissions and discounts of underwriters, brokers, dealers or agents.

                          DESCRIPTION OF CAPITAL STOCK

         The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, par value $0.001, and 5,000,000 shares of Preferred Stock, par value $0.001.

         The following summary of certain provisions of the Common Stock and Preferred Stock does not purport to be complete though the Company believes it contains all the material provisions, and is subject to, and qualified in its entirety by, the provisions of the Company's Certificate of Incorporation and by the provisions of applicable law.

         Common Stock

         The Company's Common Stock is registered under Section 12(g) of the Exchange Act. Subject to preferences that may be applicable to any outstanding Preferred Stock which may be issued in the future, the holders of Common Stock are entitled to receive ratably such non-cumulative dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. The Common Stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions available to the Common Stock. The holders of Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders, except that stockholders may, in accordance with
Section 214 of the Delaware General Corporation Law, cumulate their votes in the election of directors. In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to liquidation preferences, if any, of Preferred Stock which may be issued in the future. All outstanding shares of Common Stock are fully paid and non-assessable.

         Preferred Stock

         Pursuant to the Company's Certificate of Incorporation, the Board of Directors of the Company has the authority to issue up to 5,000,000 shares of Preferred Stock in one or more series, to fix the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and to fix the number of shares constituting any series and the designations of such series, without any further vote or action by the stockholders. Such issued Preferred Stock could adversely effect the voting power and other rights of the holders of Common Stock. The issuance of Preferred Stock may also have the effect of delaying, deferring or preventing a change in control of the Company. At present, there are no outstanding shares of Rights of Holders of Special Shares of PMC-Sierra, Inc.

         Rights of Holders of Special Shares of PMC-Sierra, Inc.

         The Special Shares of PMC-Sierra, Inc. are redeemable for Common Stock of the Company. Special Shares do not have voting rights in the Company, but in all other respects they represent the economic and functional equivalent of the Common Stock of the Company for which they can be redeemed. Under applicable law, each class of Special Shares will have class voting rights in certain circumstances with respect to transactions that effect the rights of the class and for certain extraordinary corporate transactions. Two kinds of Special Shares are outstanding: A Special Shares and B Special Shares.

         Delaware Law

         Section 203 of the Delaware General Corporation Law, from which the Company has not opted out in its Certificate of Incorporation, restricts certain "business combinations" with "interested stockholders" for three years following the date that a person or entity becomes an interested stockholder, unless the Company's Board of Directors approves the business combination and/or certain other requirements are met.

                                  LEGAL MATTERS

         The validity of the Shares offered hereby will be passed upon for the Company by Wilson Sonsini Goodrich & Rosati, Professional Corporation.

                                     EXPERTS


The consolidated financial statements of PMC-Sierra, Inc. at December 28, 1997, and for the year then ended, appearing in this Prospectus and Registration Statement have been audited by Deloitte & Touche, independent auditors, and at December 31, 1996, and for each of the two years in the period ended December 31, 1996, by Ernst & Young LLP, independent auditors, as set forth in their respective reports thereon incorporated by reference herein, and are included in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the expenses payable by the Registrant in connection with the filing of this Registration Statement (1).


Securities and Exchange Commission Filing Fee                       $4,712.89

Nasdaq Additional Listing Fee                                       $8,292.70

Printing and Engraving Expenses                                     $1,000.00

Legal Fees and Expenses                                             $5,000.00

Accounting Fees and Expenses                                        $5,000.00

Blue Sky Fees and Expenses                                                ---
Transfer Agent and Registration Fees                                $1,000.00

Miscellaneous expenses                                              $1,994.41

Total                                                              $27,000.00

---------------------------
(1) All of such expenses, other than the filing fee for the Commission and additional listing fee for Nasdaq, are estimates and are subject to future contingencies.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Certificate of Incorporation of the Company eliminates the liability of directors to the Company for monetary damages for breach of fiduciary duty as a director to the fullest extent permissible under Delaware law, as such law exists currently or as it may be amended in the future. Under Delaware law, such provision may not eliminate or limit director monetary liability for: (a) breaches of the director's duty of loyalty to the Company or its stockholders; (b) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (c) the payment of unlawful dividends or unlawful stock repurchases or redemptions; or (d) transactions in which the director received an improper personal benefit. Such limitation of liability provisions also may not limit a director's liability for violation of, or otherwise relieve the Company or its directors from the necessity of complying with, federal or state securities laws, or affect the availability of non-monetary remedies such as injunctive relief or rescission.

         The Company's Bylaws provide that the Company shall indemnify its directors and officers and may indemnify its employees and other agents to the fullest extent permitted by law. The Company believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Company's Bylaws also permit the Company to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Company would have the power to indemnify him or her against such liability under the General Corporation Law of Delaware. The Company currently has secured such insurance on behalf of its officers and directors.

         The Company has entered into agreements to indemnify its directors and officers, in addition to indemnification provided for in the Company's Bylaws. Subject to certain conditions, these agreements, among other things, indemnify the Company's directors and officers for certain expenses (including attorney's fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person's services as a director or officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the request of the Company.


ITEM 16.  EXHIBITS

         The  following   exhibits  are  filed  as  part  of  this  Registration
Statement:

NUMBER            EXHIBIT DESCRIPTION

5.1               Opinion of Counsel as to the validity of the Shares.
23.1              Consent of Counsel (included in Exhibit 5.1 above).
23.2              Consent of Ernst & Young LLP.
23.3              Consent of Deloitte & Touche.
24.1              Power of Attorney (see page II-4).


ITEM 17.  UNDERTAKINGS.

         (a)  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                                 (i)      To include any  prospectus required by
 Section 10(a)(3) of the Securities Act;

                                 (ii)     To reflect in the prospectus any facts
or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                                 (iii)    To include  any  material  information
with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

                                 Provided,  however,  that paragraphs  (a)(1)(i)
and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed with or furnished by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Burnaby, British Columbia, Canada, on June 1, 1998.

                                     PMC-SIERRA, INC.

                                     By:  /s/ ROBERT L. BAILEY
                                     -----------------------------------------
                                     Robert L. Bailey, Chief Executive Officer
                                     (Principal Executive Officer)


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Bailey and John Sullivan, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-3, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                       Title                         Date
        ---------                       -----                         ----

/s/ ROBERT L. BAILEY       President, Chief Executive Officer     June 1, 1998
--------------------       (Principal Executive Officer) and
Robert L. Bailey           Director


/s/ JOHN SULLIVAN          Vice President, Finance (Principal     June 1, 1998
-----------------          Financial and Accounting Officer)
John Sullivan

/s/ALEXANDRE BALKANSKI     Director                               June 1, 1998
----------------------
Alexandre Balkanski

/s/ COLIN BEAUMONT         Director                               May 30, 1998
-----------------
Colin Beaumont

/s/ JAMES V. DILLER        Chairman of the Board of Directors     June 1, 1998
-------------------
James V. Diller

/s/ FRANK J. MARSHALL      Director                               May 30, 1998
---------------------
Frank J. Marshall

                                  EXHIBIT INDEX


NUMBER            EXHIBIT DESCRIPTION

5.1               Opinion of Counsel as to the validity of the Shares.
23.2              Consent of Ernst & Young LLP
23.3              Consent of Deloitte & Touche